Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements Nos. 333-102871, 333-30951, 333-34111, 333-39448, 333-47129, 333-72155, 333-38138, 333-55112, 333-82096, 333-89738, 333-106679, 333-112701, 333-115995, 333-123196 and 333-132916 of Heska Corporation (the “Company”) on Form S-8, of our report dated February 22, 2010 relating to the consolidated financial statements of the Company, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. We also consent to the reference to us under the caption “Experts” in the Registration Statements.
February 25, 2010
Denver, Colorado